Exhibit (p)(1)

                                CODE OF ETHICS OF
                              FAIRHOLME FUNDS, INC.

I.   Introduction

     This Code of Ethics of Fairholme Funds, Inc. (the "Company") has been adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act"). It sets forth the standards of business conduct expected of the Company's Access Persons. It also sets forth policies and procedures that are designed to ensure that persons subject to this Code of Ethics do not use any investment related information of the Company for personal gain or in a manner detrimental to the interests of the Company and its stockholders.

II.  General Principles

     This Code of Ethics incorporates the following general principles, which shall govern personal investment activities and the interpretation and administration of this Code of Ethics:

     (A) The interests of the Company's stockholders must be placed first at all times;

     (B) All personal securities transactions must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

     (C) Company personnel should not take inappropriate advantage of their positions.

     This Code of Ethics does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Company personnel from liability for personal trading or other conduct that violates a fiduciary duty to Company stockholders.

III. Definitions

     This Code of Ethics uses the following defined terms.

     "Access Person" means any Advisory Person of the Company.

     "Administrator" of this Code of Ethics means the Compliance Officer of the Company.

     "Adviser" is Fairholme Capital Management, L.L.C.

     "Advisory Person" of the Company means (i) any director, officer, general partner or employee of the Company or any company in a control relationship to the Company, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of Securities by the Company.

     "Automatic Investment Plan" means a program in which regular, periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan or a scheduled contribution of a predetermined amount to a 401K or other formal retirement plan.

     "Beneficial Ownership" means ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect financial interest, other than the receipt of an advisory fee.

     >> Beneficial Ownership of an account or Security by an Access Person includes ownership of an account or Security by:

          (i) the Access Person's spouse (other than a legally separated or divorced spouse of the person) and minor children;

          (ii) any immediate family member who lives in the Access Person's household, including stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-laws, daughters-in-law, brothers-in-law, sisters-in-law and adoptive relationships;

         (iii) any person to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services; and

          (iv) any partnership, corporation or other entity of which the Access Person has a 25% or greater interest or exercises effective control.*

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*    The limited partnerships for which the Adviser serves as general partner and/or investment adviser are not deemed to be Beneficially Owned by an Access Person.

     "Clearing Officer" means any officer of the Adviser who is not:

          (i)  party to the transaction;

          (ii) related by blood or marriage to a party to the transaction; and

          (iii) interested in or affiliated persons of the issuer of the securities at issue.

     "Control" means the power to exercise a controlling influence over the management or policies of a company (unless such power is solely the result of an official position with such company). Any person who owns beneficially, directly or through one or more controlled companies, more than 25% of the voting Securities of a company shall be presumed to control such company.

     "Independent Director" means a director of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the 1940 Act, and who would be required to make a report under Section VI of this Code of Ethics solely by reason of being a director of the Company.

     "Initial Public Offering or IPO" means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

     "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) of the Securities Act of 1933 or to Rules 504, 505 or 506 under the Securities Act of 1933.

     "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell the security.

     "Security" means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include:

          (i)  direct obligations of the Government of the United States;

          (ii) banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

         (iii) shares issued by open-end funds, other than exchange traded funds.

          >> This is a broad definition. It includes most kinds of investment instruments, such as:

               o    shares of exchange traded funds;

               o futures contracts and options on securities, on indexes and on currencies;

               o    investments in private investment funds and hedge funds; and

               o    investments in foreign unit trusts and foreign mutual funds.

     A "Security held or to be acquired" by the Company means:

          (i) any Security, within the most recent 15 calendar days, is or has been held by a the Company, or is being or has been considered by the Adviser for purchase by the Company; and

          (ii) any option to purchase or sell, and any Security convertible into or exchangeable for, any Security described above in (i).

     A Security is "being purchased or sold" by the Company from the time an order is given by or on behalf of the Company to the order room of the Adviser until the order is completed or withdrawn.

     A Security is "being considered for purchase or sale" by the Company when the Security is subject to active analytical review by the Adviser in anticipation of developing or refining an investment opinion.

IV.  Prohibited Activities

     A.   Prohibition Against Fraud, Deceit and Manipulation

          The specific provisions and reporting requirements of this Code of Ethics are concerned primarily with the investment activities of Access Persons who may benefit from or interfere with the purchase or sale of portfolio securities by the Company.

          Access Persons are prohibited from engaging in any conduct that is deceitful, fraudulent, or manipulative, or that involves false or misleading statements, in connection with the purchase or sale of Securities by the Company. Access Persons are also prohibited from using any information concerning the investments of, or investment intentions of the Adviser with respect to, the Company, for personal gain or in a manner detrimental to the interests of the the Company and its stockholders.

          In addition, no Access Person shall, directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by the Company:

          (i)  employ any device, scheme or artifice to defraud the Company;

          (ii) make any untrue statement of material fact or omit to state any material fact to the Company necessary in order to make the statements made to the Company, in light of the circumstances under which they are made, not misleading;

         (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

          (iv) engage in any manipulative practice with respect to the Company.

          Access Persons must report any violation of this Code of Ethics
          ---------------------------------------------------------------
          promptly to the Administrator.
          ------------------------------

     B.   Gifts

          No Access Person shall receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Company.

          NOTE: For purposes of this Code, the term "de minimus" means $100 or less.

     C.   Service as a Director to Public Companies

          Access Persons may not serve on the board of directors of any publicly traded company, without prior authorization of the Administrator (or, the Adviser, if such person is a supervised person of the Adviser), which authorization shall be specifically based upon a determination that the board service would be consistent with the interests of the Company and its stockholders. If and when such board service is authorized, the Access Person serving as a director will be isolated from other Access Persons who make investment decisions involving that company through "Chinese Wall" or other procedures.

     D.   Ban on Short-Term Trading Profits

          An Access Person may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Security within sixty (60) calendar days, unless such person has complied with Section V of this Code of Ethics. Any profits realized from short-term trading in violation of this provision shall be disgorged.

     E.   Exemptions

          Independent Directors are not subject to the restrictions set forth above in B, C, or D of this Section IV.

V.   Advanced Clearance of Personal Securities Transactions

     A.   Advanced Clearance Requirement

          An Access Person may not conduct a transaction with respect to any Security in which such person has (or by reason of the transaction acquires) Beneficial Ownership, unless such person obtains advance written clearance of such transaction by a Clearing Officer. This requirement applies to the acquisition of the Beneficial Ownership of any Security offered in an Initial Public Offering or a Limited Offering.

          NOTE: Advance written authorization is not required for transactions in direct obligations of the Government of the United States; banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares issued by open-end funds, other than exchange traded funds.

     B.   Procedures

          An Access Person seeking the advance written clearance of a transaction must complete and sign a form approved for that purpose by the Company which form shall set forth the details of the proposed transaction. An example of a clearance form is attached to this Code of Ethics as Schedule A (the "Clearance Form"). The Clearing Officer authorizing the transaction shall affix his/her signature to the Clearance Form to indicate such approval.

          Advance written clearance of a transaction must be obtained not more than three (3) days prior to the transaction. If the approved transaction is not made within three (3) days of the date of clearance, a new clearance must be obtained.

     C.   Factors Considered in Clearance of Personal Transactions

          When considering whether to authorize a personal securities transaction, the Clearing Officer will consider, among other factors, whether the investment opportunity should be reserved for the Company, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the Adviser. If the Clearing Officer finds that the investment opportunity should be reserved to the Company, or that the opportunity is being offered to the Access Person by virtue of his or her position with the Adviser, the Clearing Officer shall refuse permission for the Access Person to enter into the transaction. The Clearing Officer may refuse to grant clearance of a personal transaction in their sole discretion without being required to specify any reason for the refusal.

          In addition to the factors discussed above, the Clearing Officer will consider the following factors in determining whether or not to authorize a proposed transaction:

          (1) Whether the amount or nature of the transaction, or person entering into the transaction, is likely to affect the price or market for the Security at issue;

          (2) Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales of the same or similar Security being purchased or sold by the Company, or being considered by the Adviser for purchase or sale by the Company; and

          (3) Whether the Security proposed to be purchased or sold is one that would qualify for purchase or sale by the Company.

     D.   Exempt Transactions

          The requirements of Section V of this Code of Ethics shall not apply to the following transactions (except for transactions involving securities offered in an IPO or Limited Offering):

          (1) Purchases, sales or other acquisitions or dispositions of Securities for an account over which the Access Person has no direct or indirect influence or Control;

          (2) Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account to a bona fide margin call;

          (3)  Purchases which are part of an Automatic Investment Plan; or

          (4) Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights.

          (5)  Purchases or sales of Securities by an Independent Director.

VI.  Reporting of Securities Transactions

     A.   Reporting Requirements of Access Persons

          Each Access Person must provide to the Administrator the following reports:

          (1)  Initial Holdings Reports

               Not later than ten (10) days after a person becomes an Access Person, such person must complete, sign and deliver to the Administrator an Initial Holdings Report, a form of which is attached hereto as Schedule B. The information contained in the report must be current as of a date no more than forty-five (45) days prior to the date the person becomes an Access Person.

               In the Initial Holdings Report, the Access Person will be required to provide the following information:

               (A) The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

               (B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit (i.e., Beneficial Ownership) of the Access Person as of the date the person became an Access Person; and

               (C)  The date that the report is submitted by the Access Person.

          NOTE: Reporting is not required for transactions in direct obligations of the Government of the United States; banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares issued by open-end funds, other than exchange traded funds.

          (2)  Quarterly Transaction Reports

               Not later than ten (10) days after the end of each calendar quarter, each Access Person must submit a written report ("Quarterly Transaction Report"), a form of which is attached hereto as Schedule C, or a report containing the equivalent information to the Administrator regarding any transaction during the previous calendar quarter in a Security in which the Access Person had any direct or indirect Beneficial Ownership.

               In the Quarterly Transaction Report, the Access Person will be required to provide the following information:

               (A) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

               (B) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (C) The price of the Security at which the transaction was effected;

               (D) The name of the broker, dealer or bank with or through which the transaction was effected; and

               (E)  The date that the report is submitted by the Access Person.

               (F) With respect to any account established by the Access Person in which any Securities were held during the previous quarter for the direct or indirect benefit of the Access Person, contains the following information:

                    (i) The name of the broker, dealer or bank with whom the Access Person established the account;

                    (ii) The date the account was established; and

                   (iii) The date that the report is submitted by the Access
                         Person.

               If an Access Person had no reportable transactions or did not open a new account during the quarter, such person is still required to submit a report. The report must indicate that there were no reportable transactions during the quarter.

          (3)  Annual Holdings Reports

               Not later than thirty (30) days after the end of the calendar year end, each Access Person must submit a written annual holdings report ("Annual Holdings Report"), a form of which is attached hereto as Schedule D, or a report containing the equivalent information to the Administrator. The information contained in the Annual Holdings Report must be current as of a date not more than thirty (30) days prior to the date the report was submitted.

               In the Annual Holdings Report, the Access Person will be required to provide the following information:

               (A) The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership;

               (B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person; and

               (C)  The date that the report is submitted by the Access Person.

     B.   Exemptions from Reporting

          (1) An Access Person need not make any report with respect to transactions effected for, and Securities held in, any account over which the person has no direct or indirect influence or Control.

          (2) An Access Person need not submit a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan.

          (3) An Access Person need not make a Quarterly Transaction Report if the Quarterly Transaction Report would duplicate information contained in broker trade confirmations or account statements received by the Adviser or the Administrator, or a report from the Adviser's Portfolio Accounting System with respect to the Access Person for the applicable quarterly reporting period; provided that (i) such broker trade confirmations or account statements, or reports contain ALL of the information required to be reported in the Quarterly Transaction Reports and (ii) the confirmation, statement, or report is provided to the Adviser or the Administrator no later than ten (10) days after the end of the applicable calendar quarter.

          (4) An Access Person of the Adviser need not make separate reports under this Code to the extent the information in the reports would duplicate information in reports required under the Adviser's Code of Ethics.

          (5) An Independent Director need not make an initial holdings report or annual holdings report.

          (6) An Independent Director need only submit a quarterly transaction report, if such director, at the time of a transaction, knew or, in the ordinary course of fulfilling his or her official duties as a director of the Company, should have known that, during the 15-day period immediately before or after the date of the transaction, the Security was purchased or sold by the Company or was being considered by the Company or the Adviser for purchase or sale by the Company.

     C.   Responsibility to Report

          The responsibility for taking the initiative to report is imposed on each Access Person. Any effort by the Administrator or the Adviser to facilitate the reporting process does not change or alter that responsibility.

VII. Confidentiality

     A.   Confidentiality of Personal Transactions

          Except as otherwise provided herein, all personal securities transactions reports and any other information filed under this Code of Ethics will be treated as confidential, provided that such reports and related information may be produced to the SEC and other regulatory agencies.

     B.   Confidentiality of Company Transactions

          Until disclosed in a public report to shareholders or to the SEC in the normal course of the Company's business, all information concerning Securities being considered for purchase or sale by the Company shall be kept confidential by all Access Persons except as permitted by the Company's Portfolio Disclosure Policy. It shall be the responsibility of the Administrator to report any non-public portfolio holding disclosure by the Adviser or Access Person to the Board of Directors of the Company (the "Board") or any committee appointed by the Board to deal with such information.

VIII. Compliance Certification

     Every year, each Access Person must provide the Administrator with a written certification that he or she has received, read and understood the Code of Ethics of the Company and any amendments thereto. A form of compliance certification is attached to this Code of Ethics.

IX.  Sanctions

     Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the Administrator as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1 and this Code of Ethics and may include fines, suspension or termination of employment, censure and/or restitution of an amount equal to the difference between the price paid or received by the Company, and the more advantageous price paid or received by the offending person.

X.   Administration and Construction

     (A) The administration of this Code of Ethics shall be the responsibility of the Compliance Officer of the Company who shall serve as the Administrator of this Code of Ethics.

     (B)  The duties of such Administrator shall include:

          (1) Maintenance of a current list of the names of all Access Persons with an appropriate description of their title or employment;

          (2) Identifying all Access Persons who are required to make reports under this Code of Ethics, providing each Access Person with a copy of this Code of Ethics and any amendments thereto, and informing them of their duties and obligations thereunder;

          (3) Supervising the implementation and the enforcement of the terms of this Code of Ethics;

          (4) Maintaining or supervising the maintenance of all records and reports required by this Code of Ethics;

          (5) Comparing approved Clearance Forms and reports submitted pursuant to Section V of this Code of Ethics with the completed transactions on behalf of the Company.

          (6) Issuing either personally, or with the assistance of counsel as may be appropriate, an interpretation or waiver of this Code of Ethics, which is consistent with the objectives of Rule 17j-1 and this Code of Ethics;

          (7) Conducting such inspections or investigations, including scrutiny of the items set forth in paragraph (B)(5) of this Section, as shall reasonably be required to detect and report, with his or her recommendations, any apparent violations of this Code of Ethics to the Board of the Company or any Committee appointed by the Board to deal with such information; and

          (8) Submitting a written, quarterly report to the Board of the Company that: (a) describes any issues arising under the Code of Ethics since the last report to the Board including, description of any violation and the sanction imposed, transactions which suggest a possibility of a violation, any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code of Ethics; and (b) certifies that the Company and Adviser have adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

XI.  Required Records

     The Administrator shall maintain or cause to be maintained at the Adviser's principal place of business the following records and make these records available to the Commission or any representative of the Commission.

     (A) A copy of this and any other Code of Ethics adopted pursuant to the Rule 17j-1 which has been in effect during the past five (5) years must be maintained in an easily accessible place.

     (B) A record of any violation of this Code of Ethics and of any action taken as a result of such violation must be maintained in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurred.

     (C) A copy of each report made by an Access Person pursuant to this Code, including any information provided in lieu thereof, must be maintained for at least five (5) years from the end of the fiscal year in which it was made, the first two (2) years in an easily accessible place.

     (D) A record of all persons who are, or within the past five (5) years have been, required to submit reports under this Code of Ethics, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

     (E)  A copy of each written report submitted to the Board pursuant to
          Section X.B(8) of this Code of Ethics must be maintained for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place.

     (F) A record of any decision and the reasons supporting the decision, to approve any transaction in a Security by an Access Persons must be maintained for at least five (5) years after the end of the fiscal year in which such approval is granted.

XII. Amendments and Modifications

     Any amendment or modification of this Code of Ethics must be in writing and approved by the Board, including a majority vote of the disinterested directors of the Company.

                                   SCHEDULE A

                       TRANSACTION CLEARANCE REQUEST FORM

                              FAIRHOLME FUNDS, INC.

Pursuant to the requirements of Section V of the Code of Ethics (the "Code") of Fairholme Funds, Inc. (the "Company"), I, ________________________, being an Access Person as that term is defined in the Code, hereby request that the Company approve the following transaction in Securities:

     Name of Security: __________________________________

     Number of shares/principal amount: __________________

     Nature of transaction: ______________________________
     (i.e., purchase, sale or other type of acquisition or disposition);

     Yes       No

     ____      ____ The security described above represents an investment in an
                    Initial Public Offering.

     ____      ____ The security described above represents an investment in a
                    Limited Offering.

By my signature below, I swear and affirm that I have not engaged in any transactions in the above-described securities in violation of the Company's Code of Ethics, that I will invest in the above-described securities only after obtaining clearance to do so from an authorized officer of the Adviser, will report all such transactions in accordance with the requirements of the Company's Code of Ethics, and if I receive clearance to engage in the above-described security, I will execute the transaction not later than three
(3) days after receiving clearance or will obtain a new clearance prior to executing the transaction.


     ______________________________     ___________________________________
     Signature of Applicant             Printed Name of Applicant

     ____ After due consideration, the proposed transaction described above is APPROVED.

     ____ After due consideration, the proposed transaction is DENIED.

     ____ (Check only if approving a transaction that represents an investment in an initial public offering or in a private placement). We, the undersigned, in the exercise of our obligations to the Company, under the Company's Code of Ethics, have found that the above-described transaction is not a transaction that should be reserved to the Company, and we further find that the transaction is not being offered to the Applicant as a result of his/her position with the Adviser.


     ______________________________________
     Signature of Clearing Officer     Date

     ______________________________________
     Printed Name

                                   SCHEDULE B

                             INITIAL HOLDINGS REPORT

                              FAIRHOLME FUNDS, INC.

INSTRUCTION: Sign and return to the Administrator no later than the 10th day after you qualify as an Access Person. Use reverse side if additional space is needed. If you do not own any Securities or accounts in which you have any direct or indirect Beneficial Ownership, write, "None."

The following lists all holdings in Securities in which I had any direct or indirect Beneficial Ownership as of ________.

                             HOLDINGS IN SECURITIES
                             ----------------------

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     Description     Number of      Per       Total        Broker,
     of Security     Shares/Units   Unit      Amount       Bank or
                                    Price                  Custodian
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I swear and affirm that the foregoing information is true and correct to the best of my information and belief, and that the information included in this report is current as of a date not later than forty-five (45) days prior to the filing of this report.

                                        Name: ________________________


     Date: ___________________          Signature: ___________________

                                   SCHEDULE C

                    QUARTERLY SECURITIES TRANSACTIONS REPORT

                              FAIRHOLME FUNDS, INC.

INSTRUCTION: Sign and return to the Administrator not later than the 10th day of the month following the end of the calendar quarter. Use reverse side if additional space is needed. If no transaction took place or no accounts were established, write, "None."

The following lists all transactions in Securities in which I had any direct or indirect Beneficial Ownership during the last calendar quarter.

                             HOLDINGS IN SECURITIES
                             ----------------------

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Transaction   Description   Number of      Per Unit Price   Total    Broker
Date          of Security   Shares/Units                    Amount   Executing
                                                                     Transaction
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The following lists all accounts established by me during the last calendar quarter in which I had any direct or indirect Beneficial Ownership in any Securities.

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     Name of Broker, Dealer or Bank          Date Account Established
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                                        Name: ________________________


     Date: ___________________          Signature: ___________________

                                   SCHEDULE D

                        ANNUAL SECURITIES HOLDINGS REPORT

                              FAIRHOLME FUNDS, INC.

INSTRUCTION: Sign and return to the Administrator no later than the 30th day after the Company's fiscal year end. Use reverse side if additional space is needed. If no transactions took place or no accounts were established, write, "None."

The following lists all holdings in Securities in which I had any direct or indirect Beneficial Ownership as of _________.

                             HOLDINGS IN SECURITIES
                             ----------------------

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     Description     Number of        Per       Total      Broker, Bank or
     of Security     Shares/Units     Unit      Amount     Custodian
                                      Price
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     I swear and affirm that the foregoing information is true and correct to the best of my information and belief, and that the information included in this report is current as of a date not later than thirty (30) days prior to the filing of this report.

                                        Name: ________________________


     Date: ___________________          Signature: ___________________

                           ACKNOWLEDGEMENT OF RECEIPT
                                OF CODE OF ETHICS
                                       OF
                              FAIRHOLME FUNDS, INC.

     Required Report for
     Code of Ethics of Fairholme Funds, Inc.

     I, _______________________, certify by my signature below as follows:

1. I have received, read, and understood, and agree to comply with the Code of Ethics of Fairholme Funds, Inc. (the "Fund"), as adopted on June 22, 2000 and amended and restated through May 4, 2006 (the "Code");

2. I acknowledge that I am an "Access Person", as such term is defined in the Code and that Access Persons of the Company are generally required to make periodic reports of their securities transactions and securities holdings;

3.   I am subject to the reporting requirements of the Code;

4. Following the end of each calendar quarter (January 1st, April 1st, July 1st, October 1st) I will receive a Quarterly Securities Transaction Report (the "Report") from the Company. Unless exempt from the reporting requirements, I will complete and return the Report to the Administrator not later than ten (10) days after the Report is sent; and

5.   I will inform the Company of any change in my mailing address within ten
     (10) days of such change.

                                        Name: ________________________


     Date: ___________________          Signature: ___________________

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